UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 20, 2013

PCM, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1940 E. Mariposa Ave.

El Segundo, California  90245

 (Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2013, in connection with its periodic review of director and executive compensation, the board of directors (the “Board”) of PCM, Inc. (“we,” “us” or the “Company”) approved, based on the recommendation of the Compensation Committee (the “Committee”), certain changes in the compensation of the Board and our executive officers. The compensation changes were approved by the Board and the Committee after considering the report and advice of Towers Watson, the Committee’s independent compensation consultant, and after consideration of our compensation philosophies, principles and processes as described in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on April 30, 2013. These philosophies, principles and processes provide for periodic review by the Committee of the performance of our executive officers, the components of their compensation and the effectiveness of our compensation programs in rewarding the contributions of our executive officers towards enhancing our specific business goals while retaining and motivating high quality individuals.

Director Compensation

Effective June 1, 2013, members of the Board who are not employees of PCM or our affiliates will receive an annual Board retainer of $50,000, plus an annual retainer of $5,000 for service on each committee of the Board on which he or she serves.  The chairman of each of our audit and compensation committees will also receive an additional annual retainer of $15,000 and $7,500, respectively.  On May 20, 2013, each of the non-employee members of the Board received a grant under our 2012 Equity Incentive Plan of 6,000 restricted stock units, vesting annually over a two year period.

Executive Officer Base Salaries

On May 20, 2013, the Committee approved increases in the base salary rates for each of Messrs. LaVerne, Newton and Abuyounes, effective as of May 20, 2013.  The annual base salary rates of our executive officers effective as of May 20, 2013 are as follows:

Executive Officer	2013 Base Salary
Frank F. Khulusi
Chairman and Chief Executive Officer	$833,000

Brandon H. LaVerne
Chief Financial Officer, Treasurer and Assistant Secretary	$346,330

Robert I. Newton
Executive Vice President, General Counsel and Secretary	$342,900

Simon M. Abuyounes
President — PCM Logistics, LLC	$333,375

Oren J. Hartman
Executive Vice President — Corporate Sales	$317,500

Joseph B. Hayek
President — PCM Sales, Inc.	$317,500

2013 Executive Incentive Plan

The Committee adopted and approved the 2013 Executive Incentive Plan (the “Plan”), which is effective for the 2013 fiscal year.

Under the Plan, bonus amounts will be based upon three performance objectives, weighted differently for each executive eligible to participate in the Plan: (1) attainment of a target consolidated EBITDA (the “Consolidated Target”), (2) attainment of a target commercial segment EBITDA (the “Commercial Target”), and (3) attainment of individual qualitative targets (the “Qualitative Target”). EBITDA is defined under the Plan as earnings before interest, taxes, depreciation and amortization on either a consolidated basis or for our commercial segment (as applicable), and adjusted for non-recurring special charges, if any, to be excluded from the calculation of EBITDA in the discretion of the Committee, including but not limited to non-cash adjustments such as goodwill and intangible asset adjustments, material unforeseen litigation and restructuring and related costs.

The Plan will be funded at an individual target amount for each participant if the Company achieves 100% of the Consolidated Target and Commercial Target (as applicable) for the 2013 calendar year.  The Plan also has a minimum EBITDA for any quantitative incentive bonus to be paid under the Plan and contains incentive bonus decelerators based on performance below the respective quantitative performance target, with an annual minimum threshold set at 83% of target. Quantitative incentive bonuses will be paid at 83% of the incentive target if the Company’s performance equals the minimum target threshold for payment of the quantitative bonus amounts.  If the Company’s performance (on a consolidated or segment basis, as applicable) falls below the threshold, no quantitative incentive bonuses will be earned.

The Plan also contains accelerators under which the incentive bonus amounts can exceed the above described target incentive bonus amounts, with the maximum incentive bonus amount equal to 200% of target incentive bonus amounts, which will be paid if the Company’s performance (on a consolidated or segment basis, as applicable) equals or exceeds 125% of the respective performance target.  The Plan further generally allows for 50% of the annual incentive bonus targets to be paid in non-recoverable quarterly increments based on quarterly performance targets that make up components of the respective annual performance targets.

Messrs. LaVerne, Newton and Abuyounes each have certain individual qualitative targets that are tailored for his respective responsibilities to the Company based on recommendations made by our Chief Executive Officer and approved by the Committee and are paid quarterly or annually in the discretion of the Committee. These qualitative targets make up 33% of total bonus opportunity for each of Messrs. LaVerne and Abuyounes and 100% of the bonus opportunity for Mr. Newton.

The total bonus opportunity for the participating executive officers equals 40% of base salary for each of Messrs. LaVerne, Newton and Abuyounes and 37.8% of base salary for each of Messrs. Hartman and Hayek. The amount of the available bonus for Mr. Khulusi was unchanged by the Compensation Committee and remains at 50% of his base salary, which remained unchanged from the prior year. The Committee determined at the May 20, 2013 meeting to continue to evaluate the appropriate amount of bonus opportunity for Mr. Khulusi and may determine to further change such amount at a future date.

All amounts funded under the Plan may be increased or reduced for each executive officer at the sole discretion of the Committee based upon qualitative or quantitative factors which the Committee may deem appropriate from time to time. In addition to participation in the Plan, all of our executive officers are eligible for additional discretionary bonuses as determined from time to time by the Committee. No bonus is earned until it is paid under any of these plans. Therefore, in the event the employment of an executive eligible under these plans is terminated (either by the company or by the eligible executive, whether voluntarily or involuntarily) before a bonus is paid, the executive will not be deemed to have earned that bonus and will not be entitled to any portion of that bonus.

Long Term Incentive Compensation

On May 20, 2013, in addition to the compensation changes described above, the Committee approved annual grants of stock options and restricted stock units under our 2012 Equity Incentive Plan to certain of our executive officers. The awards have a 5 year vesting period, with annual vesting for the restricted stock units and quarterly vesting for options. The forms of award agreement for the restricted stock units are filed as exhibits to this Report.

Name	RSUs	Options
Frank F. Khulusi	36,000	54,000
Brandon H. LaVerne	9,000	14,000
Robert I. Newton	8,000	13,000
Joseph B. Hayek	7,000	12,000
Simon M. Abuyounes	7,000	12,000

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Form of Restricted Stock Unit Agreement under the PCM, Inc. 2012 Equity Incentive Plan (full acceleration upon change of control)

10.2                        Form of Restricted Stock Unit Agreement under the PCM, Inc. 2012 Equity Incentive Plan (partial acceleration upon change of control)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCM, INC.
(Registrant)

Date: May 24, 2013	By:	/s/Brandon H. LaVerne
Brandon H. LaVerne
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Restricted Stock Unit Agreement under the PCM, Inc. 2012 Equity Incentive Plan (full acceleration upon change of control)

10.2	Form of Restricted Stock Unit Agreement under the PCM, Inc. 2012 Equity Incentive Plan (partial acceleration upon change of control)